EXHIBIT 10.41
                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT,
                   RELATED LOAN DOCUMENTS AND MASTER AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, RELATED LOAN DOCUMENTS AND MASTER AGREEMENT ("Second Amendment") is made as of July 9, 1997, among CCAIR, INC., a Delaware corporation doing business as USAirways Express ("Borrower"), BRITISH AEROSPACE HOLDINGS, INC., a Delaware corporation and successor in interest to British Aerospace, Inc. ("BAH"), JET ACCEPTANCE CORPORATION, a Delaware corporation ("JACO"), and BRITISH AEROSPACE ASSET MANAGEMENT, INC., a Delaware corporation formerly known as JSX CAPITAL CORPORATION ("Lender").

         WHEREAS, Borrower and Lender entered into that certain Amended and Restated Loan Agreement dated as of February 10, 1995 (as amended, the "Loan Agreement"), pursuant to which Lender lent to Borrower the Loan, as defined in the Loan Agreement. The Loan was evidenced by that certain Promissory Note dated February 10, 1995, made by Borrower payable to Lender, which Promissory Note has been amended and restated by that certain amended and restated promissory note dated as of September 19, 1996 (as amended and restated, the "Original Note").

         WHEREAS, Borrower, BAH, JACO and Lender entered into that certain First Amendment to Amended and Restated Loan Agreement, Related Loan Documents and Master Agreement dated as of September 19, 1996 (as amended, the "First Amendment").

         WHEREAS, Borrower, BAH, JACO and Lender entered into that certain document entitled "The September 1995 Master Agreement" and dated as of September 20, 1995 (as amended, the "Master Agreement"), pursuant to which (a) Borrower executed and delivered that certain Promissory Note dated as of September 20, 1995 (the "JACO/BAH Promissory Note"), made by Borrower payable to JACO and BAH in the principal amount of Six Hundred Seventy- Six Thousand One Hundred Twenty Dollars and 90/100 ($676,120.90) and (b) Borrower, BAH, JACO and Lender set forth various obligations and understandings with respect to various aircraft as set forth therein.

         WHEREAS, Borrower, BAH, JACO and Lender wish to (a) amend the terms of the Loan Agreement, the Master Agreement and the other Loan Documents (as defined in the Loan Agreement), (b) to amend and restate the Original Note as set forth in that certain Second Amended and Restated Promissory Note of even date made by Borrower payable to Lender in the original principal amount of $4,000,000.00, (the "Second Amended Note") and (c) to amend that certain Second Amendment and Restatement of Special Account and Disbursement Authorization Agreement among Borrower, Lender, BAH, JACO and the Bank of New York dated as of May 28, 1996 (as amended, the "BNY Disbursement Agreement").


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         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, BAH, JACO and Lender agree and do hereby amend the Loan Documents and the Master Agreement as follows:

            1. Increase in Revolving Loan Commitment; Amended and Restated Note; No Novation. The Revolving Loan Commitment, as defined in the Loan Agreement, is hereby increased to $4,000,000.00 subject to all of the terms and provisions of the Loan Agreement including, without limitation, the Borrowing Base. The Original Note is hereby amended and restated in its entirety as set forth in the Second Amended Note. Henceforth, all references in the Loan Agreement and the other Loan Documents to the "Note" or the "Revolving Note" shall mean the Second Amended Note. The Second Amended Note is not intended to, nor shall it, constitute a novation in any manner whatsoever.

            2. Termination Date. The Termination Date, as defined in the Loan Agreement, is July 31, 1998. Lender may, in its sole discretion, extend the Termination Date.

            3. Change in Borrowing Base. The definition of "Borrowing Base" in the Loan Agreement is hereby amended in its entirety to read as follows:

                           (i) "Borrowing Base" means 70% of the Eligible
                  Receivables. The calculation of the Borrowing Base shall be based upon the latest Monthly Market Pair Summary and the latest interim Monthly Market Pair Summary, as applicable, and, with respect to Non-Transportation Receivables, Borrower's reasonable good faith estimate of these Non-Transportation Receivables. In no event shall such Non-Transportation Receivables in excess of $350,000 constitute any portion of the Eligible Receivables for computation of the Borrowing Base in any given month. The calculation of the Borrowing Base shall be subject to adjustment by Lender at any time to reflect contrary information contained in (a) the Chase Manhattan Bank, N.A., Settlement Statements Relating to Inter-Airline Accounts Receivable delivered pursuant to Section 4.01(f) and/or (b) any alternate source of information deemed appropriate by Lender.

           4.       Mandatory Repayments.   Section 1.06 of the Loan Agreement
is hereby amended by adding the following Subsection 1.06(d):

                           (d) Borrower shall repay the outstanding principal
                  balance of the Revolving Loan and all interest thereon, in full, on each June 30 and December 31 hereafter. Amounts paid under this Section 1.06(d) may be reborrowed after each June 30 and December 31 prior to the Termination Date, subject to the provisions of this Loan Agreement.


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           5.       Special Undertakings with respect to Aircraft Rents. In the event that the balance of the Special Account (as defined in the BNY Disbursement Agreement) is insufficient to pay all of the due and payable Creditor Obligations (as defined in the BNY Disbursement Agreement), Borrower shall request an Advance pursuant to Section 1.02 of the Loan Agreement in the amount equal to the difference of (a) all sums due and payable under the Creditor Obligations minus (b) the proceeds available under Section 4.1 of the BNY Disbursement Agreement for application against the Creditor Obligations. Lender may, but is under no obligation to, waive any requirements of the Loan Agreement with respect to the making or disbursing of the requested Advance. Borrower shall request such Advances as soon as Borrower has reason to believe that in any given month the Creditor Obligations for that month exceed the proceeds available under Section 4.1 of the BNY Disbursement Agreement for payment of Creditor Obligations with respect to that month. In the event that Borrower fails to request such a disbursement, Lender may, but is under no obligation to, unilaterally make an Advance in the amount equal to the difference of (c) all sums due and payable under the Creditor Obligations for any given month minus (d) the proceeds available under Section 4.1 of the BNY Disbursement Agreement for application against the Creditor Obligations with respect to that month.

           6. Centura Loan. Lender acknowledges that the existence of the existing $400,000 loan to Borrower from Centura Bank as set forth in the Commitment Letter dated October 8, 1996 does not constitute a default of the Loan Agreement provided, however, that any default under any current or future document evidencing, securing or otherwise relating to this Centura loan shall constitute an Event of Default under the Loan Agreement.

           7. Modifications of Loan Documents; Terms Not Changed. Each of the Loan Documents is hereby modified to reflect the terms of this Second Amendment and the concurrent modification of the other Loan Documents. The term "Loan Documents", as contained in the Loan Agreement and the other Loan Documents, shall expressly include without limitation the Loan Agreement, the Second Amended Note, this Second Amendment, the First Amendment, the Master Agreement, the JACO/BAH Promissory Note, the BNY Disbursement Agreement and all other current and future documents (a) evidencing, securing or otherwise relating to the Loan or (b) relating to the Loan Documents or the Master Agreement. Unless expressly modified herein, each of the other provisions of the Loan Documents shall remain in full force and effect.

           8. Amendment to BNY Disbursement Agreement. Borrower shall execute and deliver an amendment to the BNY Disbursement

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Agreement, in a form and content satisfactory to JACO, BAH and Lender.

           9. Conditions Precedent; Further Assurances. The effectiveness of this Second Amendment is expressly conditioned on the following conditions precedent being satisfied to the satisfaction of BAH, JACO, Lender and their counsel;

                  a. Execution and delivery by all parties of this Second Amendment;

                  b. Execution and delivery of the Second Amended Note by Borrower;


                  c. Delivery of an opinion of counsel to Borrower, in a form and content satisfactory to Lender, addressing the execution, delivery, authorization and enforceability of this Second Amendment and the Second Amended Note, the amendment of the BNY Disbursement Agreement, the collateralization of the Second Amended Note, and such other and further provisions as may be required by Lender;

                  d. Payment by Borrower of the expenses, including without limitation, reasonable legal fees, incurred by JACO, BAH and/or Lender in connection with this Second Amendment; and

                  e. Such other and further matters as may be reasonably required by Lender, including, without limitation, UCC searches, corporate material, and other material.

         Borrower further agrees to execute and deliver such other instruments and material as may be requested by BAH, JACO or Lender to consummate the intentions of the parties with respect to this Second Amendment including, without limitation, the creation, attachment and perfection of the security interest intended to secure the Second Amended Note.

           10. General. This Second Amendment may be executed in more than one counterpart, each of which shall constitute but one and the same instrument. This Second Amendment shall be governed by the laws of North Carolina. The invalidity of any provision contained in this Second Amendment shall not effect the validity of any of the other provisions. A default by Lender under the Loan Agreement or any of the other Loan Documents (other than the Master Agreement) shall not constitute a default under the Master Agreement or give rise to any claims, rights or set off thereunder. A default by Lender, JACO or BAH under the Master Agreement shall not be a default under the other Loan Documents or give rise to any claims, rights or set off thereunder. BORROWER REPRESENTS AND WARRANTS TO BAH, JACO AND LENDER THAT BORROWER HAS NO CLAIMS, AGAINST BAH, JACO OR LENDER AND BORROWER HEREBY WAIVES AND RELEASES CLAIMS IT MIGHT OTHERWISE HAVE HAD, AGAINST JACO, BAH AND/OR LENDER IN CONNECTION WITH THE MASTER AGREEMENT, THE LOAN DOCUMENTS, THE LOAN OR ANY OTHER DEALING AMONGST THESE ENTITIES.



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         IN WITNESS WHEREOF, the undersigned corporations have caused this
Second Amendment to be executed under seal by their duly authorized officers as of the date first above written.

                               CCAIR, INC., a Delaware corporation doing business as USAirways Express
ATTEST:

            Secretary          By:
[CORPORATE SEAL]               Its: President

                               BRITISH AEROSPACE HOLDINGS,
                               INC., a Delaware
                               corporation and successor
                               in interest to British
                               Aerospace, Inc.


                               By:
                               Its:

                               JET ACCEPTANCE CORPORATION, a Delaware
                               corporation


                               By:
                               Its:

                               BRITISH AEROSPACE ASSET MANAGEMENT, INC., a
                               Delaware corporation formerly known as JSX
                               CAPITAL CORPORATION


                               By:
                               Its:


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